UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2012

THESTREET, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR
NEW YORK, NEW YORK 10005
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with a mutual decision of TheStreet, Inc. (the “Company”) and Thomas Etergino to end Mr. Etergino’s relationship with the Company, the Company and Mr. Etergino entered into a Separation Agreement and General Release on December 31, 2012 ( the “Agreement”) setting forth the terms and conditions of Mr. Etergino’s departure from the Company.   Mr. Etergino will continue as an employee of the Company through the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and will carry out all duties and responsibilities of his position with the Company as Executive Vice President and Chief Financial Officer.  During this transition period, Mr. Etergino will continue to receive his current base salary and benefits, and upon his resignation will receive the benefits set forth in his existing agreements with the Company for a termination without cause.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC. (Registrant)

Date: January 4, 2013
By: /s/ Erwin Eichmann
Erwin Eichmann
Vice President and General Counsel